UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ý

Filed by a Party other than the Registrant ¨

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

14200 Ironwood Drive Grand Rapids, MI 49534 (616)-384-3272

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

February 26, 2015

Dear Stockholder:

By this time, you should have received the proxy statement for the upcoming special meeting of stockholders of Electronic Cigarettes International Group, Ltd., to be held on Tuesday, March 10, 2015. Our records indicate that you still have not voted your proxy for this important meeting. Your vote is very important so please take one moment of your time to vote your proxy via telephone, internet or facsimile, or kindly mark, sign, date and mail your proxy today in the postage-paid return envelope provided.

For the reasons set forth in the proxy statement, dated January 27, 2015, the Board of Directors recommends that you vote “FOR” Proposals 1 and 2. Please vote via mail as soon as possible or, alternatively, you can email or fax your completed proxy (see the instructions below).

Failure to vote is equivalent to a vote “AGAINST” proposals 1 and 2

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (866) 304-5477 or toll at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

/s/ Brent David Willis
Brent David Willis
Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.	Vote by Mail: Mark, sign, date and return your proxy card and return it in the postage-paid return envelope provided.

2.	Vote by Fax: Mark, sign, and date your proxy card and fax to 775-322-5623, attention: Tiffany Baxter, NATCO.

3.	Vote by Email: Mark, sign, and date your proxy card and scan and email to tiffany@natco.org.